UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2023

Karat Packaging Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40336	83-2237832
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6185 Kimball Avenue
Chino, California	91708
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (626) 965-8882

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	KRT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following matters were voted upon at the 2023 Annual Meeting of Stockholders of Karat Packaging Inc. (the “Company”) held on June 14, 2023 (the “Annual Meeting”). Each stockholder of common stock was entitled to one vote per share on each of the five director nominees and on each other matter properly presented at the Annual Meeting.

Proposal 1 – Election of five directors, each serving for a term expiring at the next annual meeting or until their successors are duly elected and qualified.

Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes
Alan Yu	18,280,060	129,337	302	473,158
Joanne Wang	17,641,424	767,918	357	473,158
Paul Y. Chen	17,552,254	701,440	1,005	473,158
Eric Chen	17,707,455	701,240	1,004	473,158
Eve Yen	17,707,589	701,105	1,005	473,158

Proposal 2 –  Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent certified public accountants for the fiscal year ending December 31, 2023.

Votes For	Votes Against	Abstain	Broker Non-Votes
18,866,920	15,867	70	N/A

Proposal 3 – Advisory approval of the Company’s executive compensation (“Say on Pay”).

Votes For	Votes Against	Abstain	Broker Non-Votes
18,382,519	23,027	4,153	473,158

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARAT PACKAGING INC.

Date: June 15, 2023	By:	/s/ Jian Guo
Jian Guo
Chief Financial Officer

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